EXHIBIT 10.19


                            RESERVE ACCOUNT AGREEMENT

     THIS RESERVE ACCOUNT AGREEMENT (this "Agreement") is made and dated as of March 12, 2001 by and among DEARBORN CENTER, L.L.C., a Delaware limited liability company (the "Senior Borrower"), BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH ("Senior Agent"), a banking corporation organized under the laws of the Federal Republic of Germany, as a lender and as agent for the lenders from time to time party to the Senior Loan Agreement (as defined below) (each, a "Senior Lender" and, collectively, the "Senior Lenders"), BANKERS TRUST COMPANY ("Mezzanine Agent"), a New York banking corporation, as a lender and as agent for the Mezzanine Lenders (as defined below), PRIME/BEITLER DEVELOPMENT COMPANY, L.L.C., a Delaware limited liability company (the "Mezzanine Borrower"), PRIME GROUP REALTY, L.P., a Delaware limited partnership ("PGLP"), PENNY BEITLER L.L.C., an Illinois limited liability company ("Penny"), and J. PAUL BEITLER DEVELOPMENT COMPANY, an Illinois corporation ("Beitler").

                              W I T N E S S E T H:

     WHEREAS, Senior Agent and Senior Borrower are party to that certain Credit Agreement, dated as of January 5, 2001, as the same has been amended as of the date hereof (as so amended, the "Senior Loan Agreement") pursuant to which the Senior Lenders have agreed to make a loan (the "Senior Loan") to the Senior Borrower as more fully set forth therein;

     WHEREAS, Mezzanine Borrower, Vornado Realty Trust, MMBC Debt Holdings I, LLC, New York Life Insurance Company and Mezzanine Agent, in its capacity as a lender and as agent on behalf of the other lenders (together with their successors and assigns, collectively, "Mezzanine Lenders"), are party to that certain Mezzanine Construction Loan Agreement, dated as of January 5, 2001, as the same has been amended as of the date hereof (as so amended, the "Mezzanine Loan Agreement") pursuant to which the Mezzanine Lenders have agreed to make a loan (the "Mezzanine Loan") to the Mezzanine Borrower as more fully set forth therein;

     WHEREAS, Senior Borrower and the Mezzanine Borrower requested that Senior Agent and Mezzanine Lenders approve that certain Lease Agreement, dated as of February 9, 2001, as the same had been amended by that certain First Amendment to Lease Agreement, dated as of February 21, 2001 (as amended, the "Citadel Lease") between Senior Borrower, as landlord, and Citadel Investment Group, L.L.C. ("Citadel"), as tenant, for approximately 206,146 NRSF of office space at the Project (as defined in the Senior Loan Agreement) (the "Citadel Space");

     WHEREAS, Citadel is currently the tenant under a lease, dated as of August 27, 1999, as the same has been amended and modified by that certain First Lease Amendment, dated as of November 1, 1999, that certain Second Lease Amendment, dated as of April 2, 2000, that certain Third Lease Amendment, dated as of September 3, 2000, that certain letter dated August 27, 1999 from One North Wacker Drive Venture, L.L.C. ("Wacker Landlord") to Citadel and that certain letter dated November 16, 2000 from Wacker Landlord to Citadel (as amended, the "Wacker Lease") relating to approximately 161,488 square feet of office space located at One North Wacker Drive, Chicago, Illinois (the "Wacker Space") owned by Wacker Landlord;

     WHEREAS, as a condition to entering into the Citadel Lease, Citadel requested that the Senior Borrower reimburse Citadel for the rental payments made by Citadel under the Wacker Lease (the "Wacker Reimbursement Obligations") and that, subject to the terms and conditions of the Citadel Lease, Citadel be permitted to set off any amounts not paid by Senior Borrower in respect of the Wacker Reimbursement Obligations against the rental payments otherwise due from Citadel under the Citadel Lease;

     WHEREAS, as an inducement to Senior Agent and the Mezzanine Lenders to approve the Citadel Lease (which lease neither Senior Agent nor the Mezzanine Lenders would approve without such agreements), Mezzanine Borrower, Senior Borrower, Penny, Beitler and PGLP (collectively, the "Borrower Parties") agreed to escrow certain funds, modify certain Loan Documents and otherwise take the actions described in that certain Consent and Agreement (the "Consent Agreement"), which was entered into by the parties to this Agreement as of February 21, 2001;

     WHEREAS, the Senior Borrower and the Senior Agent have entered into that certain Omnibus First Modification to Senior Loan Documents (the "First Senior Modification") of even date herewith to memorialize certain agreements made in the Consent Agreement;

     WHEREAS, the Mezzanine Borrower and the Mezzanine Lenders have entered into that certain Omnibus First Modification to Mezzanine Loan Documents of even date herewith to memorialize certain agreements made in the Consent Agreement; and

     WHEREAS, the parties hereto desire to memorialize certain agreements made in the Consent Agreement with respect to the Citadel Reserve Accounts (as defined below) in accordance with the covenants, agreements, representations and warranties set forth herein.

     NOW, THEREFORE, in consideration of the approval of the Citadel Lease by Senior Agent and the Mezzanine Agent (on behalf of the Mezzanine Lenders) and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

     Section 1. Establishment and Maintenance of Accounts.


     (a) Concurrently herewith, a segregated account entitled the "Mezzanine Citadel Reserve Account" is being established with the Mezzanine Agent (the "Mezzanine Citadel Reserve Account") and a segregated account entitled the "Senior Citadel Reserve Account" is being established with the Senior Agent (the "Senior Citadel Reserve Account" and, together with the Mezzanine Citadel Reserve Account, the "Citadel Reserve Accounts").

     (b) The  Mezzanine  Citadel  Reserve  Account  (i)  shall be in the name of
Mezzanine Borrower as pledgor and Mezzanine Agent as pledgee (and, upon Mezzanine Agent's request, shall bear a designation clearly indicating that the funds deposited therein are held by the Mezzanine Agent as a trustee for the Mezzanine Lenders) and shall be under the sole dominion and control of the Mezzanine Agent and held in accordance with the terms and provisions of this Agreement, (ii) shall be a segregated account, (iii) shall not be evidenced by a certificate of deposit, passbook or other instrument and (iv) shall contain only funds held for the benefit of the Mezzanine Lenders in accordance herewith.

     (c) The Senior Citadel Reserve Account (i) shall be in the name of Senior Borrower as pledgor and Senior Agent as pledgee (and, upon Senior Agent's request, shall bear a designation clearly indicating that the funds deposited therein are held by the Senior Agent as a trustee for the Senior Lenders) and shall be under the sole dominion and control of the Senior Agent and held in accordance with the terms and provisions of this Agreement, (ii) shall be a segregated account, (iii) shall not be evidenced by a certificate of deposit, passbook or other instrument and (iv) shall contain only funds held for the benefit of the Senior Lenders in accordance herewith.

     (d) The Mezzanine Agent and the Senior Agent, as applicable, shall invest amounts held in the applicable Citadel Reserve Account in Cash and Cash
Equivalents (as defined in the Senior Loan Agreement) at the written direction of Mezzanine Borrower and Senior Borrower, as applicable; provided, however, that during the continuance of an Event of Default under and as defined in the Senior Loan Agreement, all investments of funds held in the Senior Citadel Reserve Account shall be made at the direction of the Senior Agent and during the continuance of an Event of Default under and as defined in the Mezzanine Loan Agreement, all investments of funds held in the Mezzanine Citadel Reserve Account shall be made at the direction of the Mezzanine Agent. All earnings on Cash and Cash Equivalents shall be credited to the applicable Citadel Reserve Account and shall only be disbursed in accordance with this Agreement.

     Section 2. Funding of the Accounts.

     (a) All funds required to be deposited into the Citadel Reserve Accounts pursuant to this Agreement shall be deposited as follows: (i) prior to the initial advance made by the Senior Lenders under the Senior Loan Agreement (the "Initial Senior Advance"), all required funds shall be deposited into the Mezzanine Citadel Reserve Account; and (ii) from and after the Initial Senior Advance, all required funds shall be deposited into the Senior Citadel Reserve Account.

     (b) The Mezzanine Agent hereby agrees that in connection with and immediately prior to the Initial Senior Advance, it shall transfer (i) all amounts then on deposit in the Mezzanine Citadel Reserve Account and (ii) the Extra Citadel Costs Transfer Amount (as defined below), directly to the Senior Citadel Reserve Account pursuant to wiring instructions provided by the Senior Agent. Mezzanine Agent further agrees that any funds mistakenly received or deposited into the Mezzanine Citadel Reserve Account after the date of the Initial Senior Advance shall be held by the Mezzanine Agent in trust on behalf of the Senior Agent and shall be promptly transferred to the Senior Citadel Reserve Account.

     (c) PGLP and, with respect to clauses (viii) and (ix) below only, Penny, hereby agree to fund, as a "deficit contribution" under and pursuant to the limited liability agreement of Mezzanine Borrower (as amended) except as specifically provided below, not less than $6,800,000 (in the aggregate) into the Citadel Reserve Accounts as follows:

     (i) $1,000,000 on March 12, 2001;

     (ii) $1,000,000 on June 30, 2001;

     (iii) $1,000,000 on September 30, 2001;

     (iv) $1,000,000 on December 31, 2001;

     (v) $1,000,000 on March 31, 2002;

     (vi) $500,000 on June 30, 2002;

     (vii)PGLP shall deposit PGLP's share (approximately $650,000) of the leasing commission payable with respect to the Citadel Lease, as and when paid (but in no event later than April 15, 2001 with respect to the initial 50% of such leasing commission due in connection with the execution of the Citadel Lease);

     (viii) In lieu of Beitler receiving its initial 50% of the leasing commission relating to the Citadel Lease (approximately $325,000) and Penny depositing, or causing to be deposited, the same into the Citadel Reserve Accounts, Penny and Beitler hereby elect to fully and forever waive any and all rights under the Leasing Agreement (as defined under the Senior Loan Agreement), the LLC Agreements (hereinafter defined) and under applicable law to be paid their share of the initial 50% of the leasing commission to which they are entitled in accordance with the following terms and provisions:

          (A) Notwithstanding anything to the contrary contained in the Leasing Agreement or the Limited Liability Company Agreements (as amended) of Mezzanine Borrower or Senior Borrower (collectively, the "LLC Agreements"), Beitler shall not be entitled to be paid any portion of the initial 50% leasing commission related to the execution of the Citadel Lease in excess of the share of such initial 50% leasing commission to be paid to PGLP pursuant to the Leasing Agreement and the LLC Agreements (such excess, the "Initial Beitler Waived Commission") (it being the understanding and agreement of Beitler that it shall waive all rights to receive payment of the Initial Beitler Waived Commission from
               Senior Borrower, Mezzanine Borrower and their respective successors and assigns), Beitler hereby agreeing that it shall immediately pay to PGLP (as and when paid) PGLP's share of any and all leasing commissions paid to Beitler by Senior Borrower pursuant to the Leasing Agreement and related to the Citadel Lease; and

          (B) Mezzanine Agent shall disburse approximately $325,000 of the Mezzanine Loan in respect of leasing commissions under the
               Approved Construction Budget, after satisfaction of all conditions to advances under the Mezzanine Loan, to fund a portion of the Citadel Reserve Accounts at the time that the initial 50% portion of the leasing commission payable as a result of the execution of the Citadel Lease is paid by Beitler to PGLP.

     (ix) Penny shall deposit, or cause to be deposited, Beitler's respective share (approximately $325,000), of the second 50% of the leasing commission payable in connection with Citadel's occupancy of the space demised by the Citadel Lease, as and when paid. Notwithstanding the requirements of the immediately preceding sentence and in lieu of Beitler receiving its share of the second 50% of the leasing commission relating to the Citadel Lease and making the deposit into the Citadel Reserve Accounts as provided above, Penny and Beitler shall have the right to elect (which determination shall be made prior to the date that Citadel takes occupancy of the space demised by the Citadel Lease) to fully and forever waive any and all rights under the Leasing Agreement, the LLC Agreements and under applicable law to be paid their share of the second 50% of the leasing commission to which they are entitled in which event the following terms and provisions shall apply:

          (A) Notwithstanding anything to the contrary contained in the Leasing Agreement or the LLC Agreements, Beitler shall not be entitled to be paid any portion of the second 50% of the leasing commission related to the occupancy by Citadel of the space demised under the Citadel Lease in excess of the share of such second 50% of the leasing commission to be paid to PGLP pursuant to the Leasing Agreement and the LLC Agreements (such excess, the "Second Beitler Waived Commission") (it being the understanding and agreement of Beitler that it shall waive all rights to receive payment of the Second Beitler Waived Commission from Senior Borrower, Mezzanine Borrower and their respective successors and assigns), Beitler hereby agreeing that it shall immediately pay to PGLP (as and when paid) PGLP's share of any and all leasing commissions paid to Beitler by Senior Borrower pursuant to the Leasing Agreement and related to the Citadel Lease; and

          (B) Mezzanine Agent or, after the Initial Senior Advance, the Senior Agent, shall disburse approximately $325,000 of the Mezzanine Loan or the Senior Loan, as the case may be, in respect of leasing commissions under the Approved Construction Budget under the Mezzanine Loan or the Senior Loan, as applicable, after satisfaction of all conditions to advances under the Mezzanine Loan or the Senior Loan, as applicable, to fund a portion of the Citadel Reserve Accounts at the time that the second 50% portion of the leasing commission payable as a result of the occupancy by Citadel of the space demised under the Citadel Lease is paid by Beitler to PGLP.

     (d) Notwithstanding the foregoing, in the event that a Full Release (as hereinafter defined) occurs prior to the full funding of the Citadel Reserve Accounts, none of PGLP, Penny or Beitler or the Mezzanine Agent or the Senior Agent (pursuant to Section 2(c)(viii)(B) and/or Section 2(c)(ix)(B) hereof) shall have any further obligation to make any additional deposits into the Citadel Reserve Accounts (other than amounts required to pay costs incurred prior to such Full Release and any amounts necessary to fulfill any conditions to or costs of such Full Release). In addition, if the conditions set forth in
Section 3(c)(iii) or Section 3(c)(iv) hereof have been satisfied and/or a Partial Release (as hereinafter defined) has occurred prior to the full funding of the Citadel Reserve Accounts, PGLP, Penny, Beitler and the Mezzanine Agent and the Senior Agent (with respect to their obligations under Section 2(c)(viii)(B) and Section 2(c)(ix)(B) hereof) shall be entitled to a credit against their remaining funding obligations in excess of $4,000,000 under this
Section 2 (with such credit being applied in inverse order beginning with the final payment due as set forth above), but no such credit shall reduce the obligation to fund the Citadel Reserve Accounts below the minimum $4,000,000 funding required by Section 2(e) hereof.

     (e) A minimum of $4,000,000 of the funds  deposited in accordance with this
Section 2 in the Citadel Reserve Accounts (the "Wacker Future Risk Funds") shall remain on deposit in the applicable Citadel Reserve Account until the satisfaction of the conditions set forth in Section 3(c)(i), 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi) hereof.

     (f) The parties hereto acknowledge and agree that pursuant to that certain Dearborn Center Registration Agreement (the "Registration Agreement") entered into by and between Senior Borrower and U.S. Equities Realty, LLC ("US Equities"), and related to the Citadel Lease, Senior Borrower is required to pay to US Equities a full leasing commission (the "Outside Leasing Commission") upon full execution of the Citadel Lease. Additionally, the terms of the Registration Agreement provide that US Equities is required to return to Senior Borrower one-half (1/2) of the Outside Leasing Commission in certain circumstances. Senior Borrower hereby agrees that the Registration Agreement (including, specifically, the right to receive any refund of the Outside Leasing Commission from US Equities) has been collaterally assigned to each of the Senior Agent (on a first priority basis) and Mezzanine Lenders (on a subordinate basis) pursuant to certain of the documents securing the Senior Loan and the Mezzanine Loan, respectively. Senior Agent and Mezzanine Agent hereby agree that: (i) the full Outside Leasing Commission shall be permitted to be paid as aforesaid; and (ii) Mezzanine Lenders shall disburse, subject to the satisfaction of all conditions to making an advance contained in the Mezzanine Loan Agreement, funds from the Mezzanine Loan to pay such full Outside Leasing Commission. Senior Borrower hereby agrees that in the event that US Equities returns any portion of the Outside Leasing Commission to Senior Borrower (the "Returned Outside Leasing Commission"), Senior Borrower promptly shall deposit the same into the applicable Citadel Reserve Account (in addition to, and not in substitution of, amounts otherwise required to be deposited into the Citadel Reserve Accounts in accordance with this Agreement), to be held and disbursed in accordance with the terms and provisions of Section 3(d) hereof.

     Section 3. Disbursements from the Accounts.

     (a) Wacker Subleasing Costs Funds.

     (i) Up to $2,800,000 of the Citadel Reserve Accounts (the "Wacker Subleasing Cost Funds") may be used to pay leasing commissions and tenant improvement costs that are: (x) in excess of the $47.50 per square foot work allowance relating to tenant improvements provided by the Wacker Landlord pursuant to the Work Letter (as defined in the Wacker Lease) and (y) actually incurred in connection with leasing commissions and tenant improvements in respect of Approved Subleases (as hereinafter defined) on a current basis (i.e., regardless of when during the funding of the Citadel Reserve Accounts such costs are incurred) (collectively, "Wacker Subleasing Costs").

     (ii) Provided that no Event of Default under the Senior Loan Agreement and no Event of Default under and as defined in the Mezzanine Loan Agreement and no default by any of the Borrower Parties under this Agreement has occurred and is continuing, Wacker Subleasing Cost Funds may be released from the Citadel Reserve Accounts at the written request of the Senior Borrower upon delivery to the Mezzanine Agent and the Senior Agent of (x) evidence reasonably satisfactory to both the Senior Agent and the Mezzanine Agent that the amount requested is in respect of Wacker Subleasing Costs that have been actually incurred and (y) lien waivers in respect of all work performed, and all labor or material supplied for which payment is being requested (which may be conditioned upon receipt of payment). In the event that the Senior Lender and the Mezzanine Lender disagree as to the satisfaction of the foregoing conditions with respect to any requested disbursement of the Wacker Subleasing Cost Funds, such disbursement shall not be made and such amounts shall remain on deposit in applicable Citadel Reserve Account.

     (iii) In the event that any portion of the Wacker Subleasing Cost Funds remains on deposit in the Citadel Reserve Accounts on the earlier to occur of
(A) the date on which eighty percent (80%) of the Wacker Space has been leased pursuant to Approved Subleases and (B) June 30, 2003, the Mezzanine Borrower, or if such date occurs after the Initial Senior Advance, the Senior Borrower, shall be entitled to a disbursement of such remaining amounts (including all interest earned thereon); provided, however, that if less than 100% of the Wacker Space has been subleased pursuant to Approved Subleases as of such date, the Mezzanine Borrower or the Senior Borrower, as applicable, shall only be entitled to that portion of the remaining Wacker Subleasing Cost Funds not anticipated to be necessary to pay tenant improvements and leasing commissions for the remainder of the unleased Wacker Space (as reasonably estimated by the Mezzanine Agent and the Senior Agent). In the event that the Senior Agent and the Mezzanine Agent cannot agree on the amount estimated to be necessary to pay such tenant improvements and leasing commissions for the remainder of the unleased Wacker Space, the higher estimate shall control.

     (iv) Upon the occurrence of Full Release, the Mezzanine Borrower or, if such Full Release occurs after the Initial Senior Advance, the Senior Borrower, shall be entitled to receive all of the Wacker Subleasing Cost Funds then on deposit in the applicable Citadel Reserve Account (together with any accrued interest thereon).

     (b) Extra Citadel Costs Transfer Amount.

     (i) The parties hereto acknowledge that additional tenant improvement and leasing commission costs beyond those currently budgeted under the Approved Construction Budget (as defined in the Mezzanine Loan Agreement) may be incurred in connection with the Citadel Lease (such costs, the "Extra Citadel Costs"). Pursuant to the Mezzanine Loan Agreement, the Mezzanine Agent has agreed that up to $2,000,000 of the funds on deposit in the Restricted Securities Account (as defined in the Mezzanine Loan Agreement) may be used by the Mezzanine Borrower to pay for Extra Citadel Costs. The Mezzanine Borrower shall have the right to draw the $2,000,000 to fund such Extra Citadel Costs on a current basis subject to the same terms and conditions currently set forth in the Mezzanine Loan Agreement relating to disbursements from the Restricted Securities Account; provided, however, that the Mezzanine Lenders and the Senior Agent shall be deemed to have approved the use of up to $2,000,000 to pay for Extra Citadel Costs.

     (ii) In the event that the Mezzanine Borrower has not used the full amount available to it from the Restricted Securities Account prior to the Initial Senior Advance, the Mezzanine Agent has agreed to deposit an amount equal to (x) $2,000,000, minus (B) any Extra Citadel Costs funded prior to the Initial Senior Advance (the "Extra Citadel Costs Transfer Amount") into the Senior Citadel Reserve Account on the date of the Initial Senior Advance. The deposit of any Extra Citadel Costs Transfer Amount shall be in addition to, and not in substitution of, all other amounts required to be deposited into the Citadel Reserve Accounts in accordance with this Agreement.

     (iii) The Extra Citadel Costs Transfer Amount may only be used to fund Extra Citadel Costs. From and after the Initial Senior Advance, disbursements of the Extra Citadel Costs Transfer Amount shall be made in accordance with the requirements for advances under Article III of the Senior Loan Agreement. Except as set forth in Section 5(c) hereof, any proposed use of the Extra Citadel Costs Transfer Amount for items other than Extra Citadel Costs shall require the prior consent of the Mezzanine Agent (which shall not be unreasonably withheld).

     (c) Wacker Future Risk Funds.

     The Wacker Future Risk Funds shall be disbursed as follows:

     (i) Upon the occurrence of a Full Release, the Mezzanine Borrower or, if such Full Release occurs after the Initial Senior Advance, the Senior Borrower, shall be entitled to receive all of the Wacker Future Risk Funds then on deposit in the applicable Citadel Reserve Account (together with any accrued interest thereon), less any amounts required to pay costs relating to the subleasing of the Wacker Space or the Wacker Reimbursements Obligations incurred by any of the Borrower Parties prior to such Full Release and any amounts necessary to fulfill any conditions to or costs payable by any of the Borrower Parties in connection with such Full Release. "Full Release" shall mean (x) the Wacker Landlord has terminated the Wacker Lease in writing, (y) Citadel has been released in writing from its rental obligation under the Wacker Lease and (z) the Senior Agent and the Mezzanine Agent have received evidence reasonably satisfactory to each of them that no further Wacker Reimbursement Obligations will exist after the date of the termination of the Wacker Lease.

     (ii) Upon the occurrence of a Partial Release, the Mezzanine Borrower or, if such Partial Release occurs after the Initial Senior Advance, the Senior Borrower shall be entitled to receive a portion of the Wacker Future Risk Funds in an amount equal to the product of (x) the amount of Wacker Future Risk Funds theretofore deposited in the Citadel Reserve Accounts (without giving effect to any prior releases or applications of any Wacker Future Risk Funds, but exclusive of any interest earned on the Wacker Future Risk Funds, and less any amounts required to pay costs relating to the subleasing of the Wacker Space or the Wacker Reimbursement Obligations incurred by any of the Borrower Parties prior to such Partial Release and any amounts necessary to fulfill any conditions to or costs payable by any of the Borrower Parties in connection with such Partial Release) and (y) a fraction, the numerator of which is the rentable square footage of the Wacker Lease which has been the subject of a Partial Release, and the denominator of which shall be 161,488 (as such denominator may be adjusted as provided in the Wacker Lease). "Partial Release" shall mean (1) the Wacker Landlord has terminated a portion of the Wacker Lease in writing, (2) Citadel has been released in writing from its rental obligation with respect to the terminated portion of the Wacker Lease and (3) the Senior Agent and the Mezzanine Agent have received evidence reasonably satisfactory to each of them that no further Wacker Reimbursement Obligations will exist with respect to the terminated portion of the Wacker Lease after the date of such partial termination of the Wacker Lease.

     (iii) In conjunction with the execution of an Approved Sublease to a tenant with an investment grade rating from the Rating Agencies (as defined in the Senior Loan Agreement) or to a tenant who has provided a full guaranty of its obligations under such Approved Sublease from a guarantor with an investment grade rating from the Rating Agencies, the Proportionate Share (as hereinafter defined) of the Wacker Future Risk Funds relating to such Approved Sublease shall be either (x) released to Mezzanine Borrower or, if such Approved Sublease is executed after the Initial Senior Advance, the Senior Borrower, as applicable or (y) applied as a prepayment of the then-outstanding balance of the Senior Loan, at the option of Mezzanine Agent and Senior Agent, within thirty (30) days from the approval of such sublease; provided, however, that if Senior Agent and Mezzanine Agent cannot agree within such 30-day period as to which option to choose, such amount shall be applied as a prepayment to the Senior Loan and in no event shall any amounts be released to Mezzanine Borrower or the Senior Borrower, as applicable, without the consent of the Mezzanine Agent.
"Proportionate Share" shall mean, with respect to any Approved Sublease, an amount equal to the product of (A) the amount of Wacker Future Risk Funds theretofore deposited in the Citadel Reserve Accounts (without giving effect to any prior releases or applications of any Wacker Future Risk Funds, but exclusive of any interest earned on the Wacker Future Risk Funds) and (B) a fraction, the numerator of which is the rentable square footage demised by such Approved Sublease, and the denominator of which shall be 161,488 (as such denominator may be adjusted pursuant to the Wacker Lease).

     (iv) In conjunction with the delivery by a tenant under an Approved Sublease of an Acceptable Security Deposit (as hereinafter defined), an amount equal to the lesser of (x) the Proportionate Share of the Wacker Future Risk Funds relating to such Approved Sublease and (y) the amount of the Acceptable Security Deposit shall be either (A) released to Mezzanine Borrower or, after the Initial Senior Advance, the Senior Borrower, as applicable or (B) applied as a prepayment of the then-outstanding balance of the Senior Loan, at the option of Mezzanine Lenders and Senior Agent, within thirty (30) days from the approval of such Approved Sublease; provided, however, that if Senior Agent and Mezzanine Agent cannot agree within such 30-day period as to which option to choose, such amount shall be applied as a prepayment to the Senior Loan and in no event shall any amounts be released to Mezzanine Borrower or the Senior Borrower, as applicable, without the consent of Mezzanine Agent). "Acceptable Security Deposit" shall mean a security deposit delivered by a tenant under an Approved Sublease in the form of cash or an Acceptable Form Letter of Credit, pledged, assigned, endorsed or delivered, as applicable, to the Mezzanine Agent (on a second priority basis) and the Senior Agent (on a first priority basis), from an entity reasonably acceptable to Mezzanine Agent and Senior Agent, for a minimum of a one year's gross rent under such Approved Sublease. "Acceptable Form Letter of Credit" shall mean an irrevocable letter of credit which provides by its terms that either (x) such letter of credit shall be automatically renewed (no more frequently than annually) during the entire term of the Approved Sublease or (y) such letter of credit may be drawn upon if a replacement letter of credit is not provided at least 30 days in advance of its expiration date, and is in all other respects reasonably satisfactory to Mezzanine Agent and Senior Agent.

     (v) Upon the occurrence of the Rent Break-Even Date (as hereinafter defined), any Wacker Future Risk Funds then on deposit in the Citadel Reserve Account (together with any accrued interest thereon) shall be either (x) released to Mezzanine Borrower or, after the Initial Senior Advance, the Senior Borrower, as applicable, or (y) applied as a prepayment of the then-outstanding balance of the Senior Loan, at the option of the Mezzanine Agent and Senior Agent, within thirty (30) days from the Rent Break-Even Date; provided, however, that if Senior Agent and Mezzanine Agent cannot agree within such 30-day period as to which option to choose, such amount shall be applied as a prepayment to the Senior Loan and in no event shall any amounts be released to Mezzanine Borrower or the Senior Borrower, as applicable, without the consent of Mezzanine Agent. "Rent Break-Even Date" shall mean the first date upon which the aggregate gross revenues generated by the Property and the Approved Subleases for the Wacker Space, minus (A) stabilized operating expenses for the Property and the Wacker Space assuming a 90% occupancy rate, minus (B) stabilized taxes for the Property and the Wacker Space using fully assessed taxes, and minus (C) debt service payments under the Senior Loan and the Mezzanine Loan, calculated as if each of the Senior Loan and the Mezzanine Loan had been fully funded (in the aggregate amount of $290,000,000), are greater than zero (0).

     (vi) In the event that the Rent Break-Even Date has not occurred and there has been an expiration or other termination of all or any portion of an Approved Sublease, any Wacker Future Risk Funds then on deposit in the Citadel Reserve Accounts (together with any accrued interest thereon) shall be available for the payment of leasing commissions and/or tenant improvement costs associated with any re-tenanting required by such expiration or termination, as the case may be; provided, however, that the amount available with respect to any new or replacement Approved Sublease shall not exceed twenty-five dollars ($25) per square foot of such new or replacement Approved Sublease and such Wacker Future Risk Funds shall be disbursed upon satisfaction of the same conditions applicable to disbursements of the Wacker Subleasing Costs Funds as set forth in
Section 3(a)(ii) above.

     (vii) The parties hereto agree that other than in connection with a Full Release, which shall be governed by Section 3(c)(i) above, interest accrued on the Wacker Future Risk Funds shall be disbursed as follows: (a) the entire amount of the Wacker Future Risk Funds actually deposited into the Citadel Reserve Accounts in accordance with this Agreement (the "Deposited Funds") shall be disbursed before any portion of the interest earned and accrued on such Deposited Funds is disbursed, and (b) interest earned and accrued on the Deposited Funds shall be disbursed only at the time the final disbursement of the Deposited Funds is made, and all such interest shall be disbursed to the party that receives the final disbursement of the Deposited Funds.

     (d) Returned Outside Leasing Commission

     (i) In the event that the Senior Borrower has deposited the Returned Outside Leasing Commission into the applicable Citadel Reserve Account as required pursuant to Section 2(f) above, the Returned Outside Leasing Commission shall be available to the Senior Borrower for the payment of additional tenant improvement and leasing commission costs which may be incurred in connection with re-leasing the space at the Project currently demised by the Citadel Lease.

     (ii) The Returned Outside Leasing Commission shall be disbursed upon satisfaction of the same conditions applicable to disbursements of the Wacker Subleasing Costs Funds as set forth in Section 3(a)(ii) above.

     (e) Notwithstanding anything to the contrary contained herein, upon the final payment in full of the Senior Loan (in accordance with Section 2.5 of the Senior Loan Agreement) and the Mezzanine Loan (in accordance with Section 2.5 of the Mezzanine Loan Agreement), all amounts then remaining on deposit in the Citadel Reserve Accounts (together with any accrued interest thereon) shall be released to the Senior Borrower or the Mezzanine Borrower, as applicable.

     Section 4. Special Rights of the Mezzanine Lenders.

     Notwithstanding anything to the contrary contained in this Agreement, Senior Agent and the other parties hereto hereby agree that (i) in the event that the Mezzanine Lenders have exercised their foreclosure rights under the Pledge Agreement (as defined in the Mezzanine Loan Agreement), Mezzanine Lenders shall be entitled to use all amounts then on deposit in the Citadel Reserve Accounts to fund Citadel TI Costs (as defined in First Senior Modification) which the Senior Agent is not obligated to advance in accordance with Section 5(a) of the First Senior Modification and, upon satisfaction of the conditions set forth in Section 5(a) of the First Senior Modification, shall be entitled to proceeds of the Senior Loan in reimbursement for the payment of such Citadel TI Costs and (ii) in the event that the Mezzanine Lenders have cured any defaults of the Senior Borrower or any other Borrower Party in accordance with the Intercreditor Agreement (as defined below) and are exercising any remedies under the Mezzanine Loan Documents, all amounts then on deposit in the Citadel Reserve Accounts shall be available to the Mezzanine Agent under the same terms and conditions applicable to the Borrower Parties as set forth in this Agreement.

     Section 5. Security Agreement.


     (a) Senior Borrower hereby pledges, transfers and assigns to the Senior Agent for the benefit of the Senior Lenders, and grants to the Senior Agent for the benefit of the Senior Lenders, as additional security for the payment and performance of the Senior Loan and the obligations of the Senior Borrower under the other Senior Loan Documents, a continuing perfected security interest in and to, and a general first lien upon, (i) the Senior Citadel Reserve Account and all of the Senior Borrower's right, title and interest in and to all cash, property or rights transferred to or deposited in the Senior Citadel Reserve Account from time to time by or on behalf of the Senior Borrower, (ii) all earnings, investments and securities held in the Senior Citadel Reserve Account and (iii) any and all proceeds of the foregoing. This Agreement and the pledge, assignment and grant of security interest made hereby shall secure payment of all amounts payable by the Senior Borrower to the Senior Lenders under the Senior Loan Agreement and the other obligations of the Senior Borrower under the Senior Loan Documents. The Borrower Parties further agree to execute, acknowledge, deliver, file or do at their sole cost and expense, and hereby irrevocably grants to Senior Agent a power of attorney on behalf of the Borrower Parties, to execute and perform (provided the applicable Borrower Party has failed to so execute or perform), all other acts, assignments, notices, agreements or other instruments (including UCC financing statements) as the Senior Agent may reasonably require in order to effectuate, assure, convey, secure, assign, transfer and convey unto the Senior Agent any of the rights granted by this Section 5(a). Upon (x) payment in full of the Senior Loan as set forth in Section 2.5 of the Senior Loan Agreement and the payment in full of the Mezzanine Loan as set forth in Section 2.5 of the Mezzanine Loan Agreement, or
(y) the final disbursement of all amounts previously deposited into the Citadel Reserve Accounts (provided that no additional funding of the Citadel Reserve Accounts is required under this Agreement thereafter), the Senior Agent shall release the rights granted hereby in accordance with Section 2.5 of the Senior Loan Agreement.

     (b) Mezzanine Borrower hereby pledges, transfers and assigns to the Mezzanine Agent for the benefit of the Mezzanine Lenders, and grants to the Mezzanine Agent for the benefit of the Mezzanine Lenders, as additional security for the payment and performance of the Mezzanine Loan and the obligations of the Mezzanine Borrower under the other Mezzanine Loan Documents, a continuing perfected security interest in and to, and a general first lien upon, (i) the Mezzanine Citadel Reserve Account and all of the Mezzanine Borrower's right, title and interest in and to all cash, property or rights transferred to or deposited in the Mezzanine Citadel Reserve Account from time to time by or on behalf of the Mezzanine Borrower, (ii) all earnings, investments and securities held in the Mezzanine Citadel Reserve Account and (iii) any and all proceeds of the foregoing. This Agreement and the pledge, assignment and grant of security interest made hereby shall secure payment of all amounts payable by the Mezzanine Borrower to the Mezzanine Lenders under the Mezzanine Loan Agreement and the other obligations of the Mezzanine Borrower under the Mezzanine Loan Documents. The Borrower Parties further agree to execute, acknowledge, deliver, file or do at their sole cost and expense, and hereby irrevocably grant to Senior Agent a power of attorney on behalf of the Borrower Parties, to execute and perform (provided the applicable Borrower Party has failed to so execute or perform), all other acts, assignments, notices, agreements or other instruments (including UCC financing statements) as the Mezzanine Agent may reasonably require in order to effectuate, assure, convey, secure, assign, transfer and convey unto the Mezzanine Agent any of the rights granted by this Section 5(b). Upon (x) payment in full of the Mezzanine Loan as set forth in Section 2.5 of the Mezzanine Loan Agreement, or (y) the final disbursement of all amounts previously deposited into the Citadel Reserve Accounts (provided that no additional funding of the Citadel Reserve Accounts is required under this Agreement thereafter), the Mezzanine Agent shall release the rights granted hereby in accordance with Section 2.5 of the Mezzanine Loan Agreement.

     (c) The parties hereto agree and acknowledge that the Senior Citadel Reserve Account, and all amounts on deposit therein from time to time, including interest earned thereon, shall constitute additional collateral for the Senior Loan and may, upon the occurrence of an Event of Default under and as defined in the Senior Loan Agreement (but subject to the rights of the Mezzanine Lenders pursuant to Section 4 above), be applied by the Senior Agent in accordance with the Senior Loan Documents.

     (d) The parties hereto agree and acknowledge that the Mezzanine Citadel Reserve Account, and all amounts on deposit therein from time to time, including interest earned thereon, shall constitute additional collateral for the Mezzanine Loan and may, upon the occurrence of an Event of Default under and as defined in the Mezzanine Loan Agreement which results in the Senior Lender having no further obligation to fund the Initial Senior Advance, be applied by the Mezzanine Agent in accordance with the Mezzanine Loan Documents.

     (e) The parties hereto agree and acknowledge that this Agreement is a "Loan Document" under each of the Senior Loan and the Mezzanine Loan and that a default hereunder shall constitute an Event of Default under the Senior Loan Agreement and the Mezzanine Loan Agreement (subject to the specific terms and conditions of each of the Senior Loan Agreement and the Mezzanine Loan Agreement.

     Section 6. Approval of Subleases and Expansions.

     (a) From and after the date hereof, Senior Borrower shall not enter into any sublease of any portion of the Wacker Space unless such sublease is an Approved Sublease.

     (b) The exercise of any expansion rights, extension options or rights of first offer under Article 34 of the Wacker Lease shall require the prior written consent of Senior Agent and the Mezzanine Agent, which consent may be withheld or conditioned upon the further modification of the terms of the Senior Loan and the Mezzanine Loan and/or the establishment of additional reserves and restrictions, in either case, in the sole discretion of Senior Agent and the Mezzanine Agent.

     (c) "Approved Sublease" shall mean any lease or sublease of all or any portion of the Wacker Space which either (i) has been approved in writing by the Mezzanine Agent and the Senior Agent, or (ii) meets all of the following criteria:

          (A) is co-terminus with the expiration date of the Wacker Lease (as that expiration date may have been extended pursuant to Article 34 of the Wacker Lease at the time such lease or sublease is executed);

          (B)  satisfies  all of the  requirements  of  Article 20 of the Wacker
               Lease;

          (C) is to a tenant that either (1) has a net worth (on a GAAP basis) of no less than five (5) times the annual gross rent payable under such sublease and an operating cash flow for the prior calendar year of no less than two (2) times the annual gross rent payable under such sublease, or provides an unconditional guaranty of all of the obligations of such tenant under such sublease from an entity which satisfies the conditions set out in the foregoing clause (1), or (2) provides a cash security deposit or an Acceptable Form Letter of Credit from an entity reasonably acceptable to Mezzanine Agent and Senior Agent in an amount equal to or greater than one full year of gross rent under such sublease;

          (D) provides for a minimum net rental amount of $24 per square foot and a tenant improvement allowance by the landlord of no more than $47.50 per square foot;

          (E)  demises no more than 50,000 square feet of the Wacker Space;

          (F) provides (i) that the subtenant thereunder shall perform and discharge all of Citadel's obligations under the Wacker Lease (on a pro rata basis based on the rentable square footage subject to such sublease), other than such obligations that can be performed solely by Citadel, as tenant under the Wacker Lease, including, without limitation, the payment of rent under the Wacker Lease, and (ii) for other terms and conditions reasonably acceptable to Senior Borrower that are consistent with the terms and conditions of the Wacker Lease; provided, however, that no such sublease shall grant any sublessee (a) the right to assign the sublease or sublease any portion of the space subject to the sublease (the "Subleased Premises") without the consent, of the Senior Borrower, (b) the right to expand or contract the Subleased Premises, other than options for additional space which, if exercised, would not cause the Subleased Premises to exceed 50,000 square feet, (c) any expansion rights (other than as permitted in clause (b) above), contraction rights, rights of first offer, rights of first refusal or similar rights, (d) the right to extend the term of the sublease, (e) any termination or cancellation rights with respect to the Subleased Premises (other than in connection with a termination or cancellation of the Citadel Lease), (f) any free rental periods, or (g) any other right that is greater in scope than the rights granted to Citadel under the Wacker Lease; and

          (G) such sublease does not impose upon the sublandlord or Senior Borrower any obligation to reimburse the sublessee for such sublessee's rental obligations in any other space currently leased by such sublessee as an inducement for such sublessee to sublease any portion of the Wacker Space.

     Section 7. Certain Matters Affecting the Senior Agent and the Mezzanine Agent.

     (a) The Senior Borrower agrees to pay or reimburse the Senior Agent, and the Mezzanine Borrower agrees to pay or reimburse the Mezzanine Agent upon request for all reasonable expenses, fees and charges, return items, disbursement and advances, including reasonable attorneys' fees, incurred or made by it, in connection with the preparation, execution, performance, delivery, modification and termination of the Consent Agreement, this Agreement and the other documents executed in connection herewith.

     (b) Neither the Senior Agent nor the Mezzanine Agent shall be liable for any claims, suits, actions, costs, damages, liabilities or expenses or for any interruption of services ("Liabilities") in connection with the subject matter of this Agreement other than Liabilities caused by the gross negligence or willful misconduct of the Senior Agent or the Mezzanine Agent, as applicable, and the Borrower Parties hereby agree to indemnify and hold harmless the Senior Agent and the Mezzanine Agent and their respective affiliates and the directors, officers, employees and agents of any of them from and against any and all Liabilities arising from or in connection with any acts or omissions taken by the Senior Agent and/or the Mezzanine Agent, as applicable, or any of their respective affiliates or any director, officer, employee or agent of any of them in connection with this Agreement, other than those Liabilities caused by the gross negligence or willful misconduct of the Senior Agent or the Mezzanine Agent, as applicable, or such other respective indemnified parties. In no event shall the Senior Agent or the Mezzanine Agent be liable to any person for incidental, special, consequential or punitive damages even if advised of the possibility thereof.

     (c) The Senior Borrower shall provide the Senior Agent and the Mezzanine Borrower shall provide the Mezzanine Agent with the Tax Identification Number
(TIN) as assigned to each of them by the Internal Revenue Service. All interest or income earned under this Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

     Section 8. Successors and Assigns; Assignments. This Agreement shall bind and inure to the benefit of and be enforceable by the Senior Agent, the Mezzanine Agent, the Senior Lenders, the Mezzanine Lenders and each of the Borrower Parties, and their respective permitted successors and assigns.

                  Section 9.  Notices.

                  (a)      Notices shall be sent as follows:

                  (i)      if to Senior Borrower:

                           Dearborn Center, L.L.C.
                           c/o J. Paul Beitler Development Company
                           181 West Madison Street, Suite 3900
                           Chicago, Illinois  60602
                           Attention:  J. Paul Beitler

                           with a copy to:

                           Jenner & Block
                           330 N. Wabash Avenue
                           Chicago, Illinois  60611
                           Attention:  Donald I. Resnick, Esq.
                           Facsimile No.:  (312) 840-7656

                           and

                           Prime Group Realty Trust
                           77 West Wacker Drive, Suite 3900
                           Chicago, Illinois  60601
                           Attention:  Jeffrey A. Patterson, Louis Conforti and
                                                  James Hoffman, Esq.
                           Facsimile No. :  (312) 917-1597 (Patterson)
                                            (312) 917-1684 (Hoffman)


                  (ii)     if to Mezzanine Borrower:

                           Prime/Beitler Development Company, L.L.C.
                           c/o J. Paul Beitler Development Company
                           181 West Madison Street
                           Suite 3900
                           Chicago, Illinois 60602
                           Attention: J. Paul Beitler
                           Facsimile No.:  (312) 558-3845

                           with a copy to:

                           Jenner & Block
                           330 N. Wabash Avenue
                           Chicago, Illinois  60611
                           Attention:  Donald I. Resnick, Esq.
                           Facsimile No.:  (312) 840-7656

                           and

                           Prime Group Realty Trust
                           77 West Wacker Drive, Suite 3900
                           Chicago, Illinois  60601
                           Attention:  Jeffrey A. Patterson, Louis Conforti and
                                                  James Hoffman, Esq.
                           Facsimile No. :  (312) 917-1597 (Patterson)
                                            (312) 917-1684 (Hoffman)


                  (iii)    if to Senior Agent:

                           Bayerische Hypo- Und Vereinsbank Ag, New York Branch 150 East 42nd Street
                           New York, NY  10017
                           Attention:       Real Estate Lending
                           Facsimile No.:   (212) 672-5527


                           with a copy to:

                           Bayerische Hypo- und Vereinsbank AG
                           150 East 42nd Street
                           New York, New York  10017-4679
                           Attention:  General Counsel

                           and

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York  10022
                           Attention:  John L. Opar, Esq.
                           Facsimile No.:  (212) 848-7179


                  (iv)     if to Mezzanine Agent:

                           Bankers Trust Company
                           130 Liberty Street
                           New York, NY 10006
                           Attention: Stuart Silberberg
                           Facsimile No.:  (212) 669-0764

                           with a copy to:

                           Cleary Gottlieb Steen & Hamilton
                           One Liberty Plaza
                           New York, New York 10006
                           Attention:  Laura G. Ciabarra, Esq.
                           Facsimile No.:  (212) 225-3999


                  (v)      if to PGLP:

                           Prime Group Realty, L.P.
                           77 West Wacker Drive, Suite 3900
                           Chicago, Illinois  60601
                           Attention: Jeffrey A. Patterson, Louis Conforti and
                                                  James Hoffman, Esq.
                           Facsimile No. :  (312) 917-1597 (Patterson)
                                            (312) 917-1684 (Hoffman)

                           with a copy to:

                           Jenner & Block
                           330 N. Wabash Avenue
                           Chicago, Illinois  60611
                           Attention:  Donald I. Resnick, Esq.
                           Facsimile No.:  (312) 840-7656


                  (vi)     if to Penny:

                           Penny Beitler L.L.C.
                           c/o J. Paul Beitler Development Company
                           181 West Madison Street
                           Suite 3900
                           Chicago, Illinois 60602
                           Attention: J. Paul Beitler
                           Facsimile No.:  (312) 558-3845

                           with a copy to:

                           Mayer, Brown & Platt
                           190 South LaSalle Street
                           Chicago, Illinois 60603
                           Attention: Louis P. Moritz, Esq.
                           Telecopier: (312) 706-8717


                  (vii)    if to Beitler:

                           J. Paul Beitler Development Company
                           181 West Madison Street
                           Suite 3900
                           Chicago, Illinois 60602
                           Attention: J. Paul Beitler
                           Facsimile No.:  (312) 558-3845

                           with a copy to:

                           Mayer, Brown & Platt
                           190 South LaSalle Street
                           Chicago, Illinois 60603
                           Attention: Louis P. Moritz, Esq.
                           Telecopier: (312) 706-8717


or, in each case, to such other or additional addresses as shall be designated in writing by the respective party to the other parties hereto. Unless otherwise expressly provided herein, all such notices, to be effective, shall be in writing (including by facsimile), and shall be deemed to have been duly given or made (x) when delivered by hand or by nationally recognized overnight carrier,
(y) upon receipt after being deposited in the mail, certified mail and postage prepaid or (z) in the case of notice by fax, when sent and electronically confirmed, addressed as set forth above, with a copy of such notice sent by any other means provided in clauses (x) and (y) above.

     Section 10. Non-Recourse.


     The parties hereto intend that, with respect to Prime Group Realty Trust, Senior Borrower, Mezzanine Borrower, Penny and Beitler (and their respective partners, members, officers and directors other than PGLP), to the extent provided in the Senior Loan Documents and the Mezzanine Loan Documents with respect to such parties' other obligations and liabilities under such Senior Loan Documents and Mezzanine Loan Documents, the terms, provisions, conditions, agreements, liabilities and obligations contained in this Agreement shall be non-recourse to all of the parties hereto; provided, however, that the foregoing is not intended in any way to release PGLP from its liability under the Guaranties (as defined under the Senior Loan Agreement and under the Mezzanine Loan Agreement). Accordingly, the non-recourse terms and provisions contained in the Senior Loan Documents and the Mezzanine Loan Documents are, by this reference, hereby incorporated into this Agreement as if set forth herein in their entirety, and shall apply to each of the parties hereto as applicable.

     Section 11. Intercreditor Agreement.

     Senior Agent and Mezzanine Agent hereby confirm that the terms and provisions of this Agreement shall control, with respect to the subject matter hereof, to the extent that there are any conflicts and/or inconsistencies between this Agreement and that certain Intercreditor and Subordination Agreement, dated as of January 5, 2001, between Senior Agent and Mezzanine Agent (the "Intercreditor Agreement") and, without limiting the generality of the foregoing, that this Agreement shall govern the rights of the Mezzanine Agent and the Senior Agent with respect to the Citadel Reserve Accounts and all amounts on deposit from time to time therein, Approved Subleases, disbursements from the Citadel Reserve Accounts, the application of any funds disbursed from the Citadel Reserve Accounts and the satisfaction of any conditions relating to the use and/or disbursement of funds from the Citadel Reserve Accounts.

     Section 12. Miscellaneous.

     (a) No modification, amendment, termination or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.

     (b) Each of the Senior Agent and the Mezzanine Agent shall receive copies of all reports, advices, statements and other information supplied hereunder by any party hereto to any other party hereto.

     (c) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     (d) The terms and provisions hereof and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in several counterparts (each of which shall be deemed an original) as of the date first above written.

                                  PRIME/BEITLER DEVELOPMENT COMPANY, L.L.C.

                                  By:  Penny Beitler L.L.C., its managing member

                                       By:  [s] J. Paul Beitler
                                             -------------------
                                             J. Paul Beitler
                                             Member


                                  DEARBORN CENTER, L.L.C.

                                  By:  Prime/Beitler Development Company,
                                       L.L.C., its sole member

                                       By:  Penny Beitler L.L.C.,
                                            its managing member

                                            By:      [s] J. Paul Beitler
                                                     -------------------
                                                     J. Paul Beitler
                                                     Member

                                  PRIME GROUP REALTY, L.P.

                                  By:      Prime Group Realty Trust,
                                           its managing general partner

                                           By:      [s] Louis Conforti
                                                    Louis Conforti
                                                    Co-President

                                  PENNY BEITLER L.L.C.

                                  By:      [s] J. Paul Beitler
                                           J. Paul Beitler
                                           Member

                                  J. PAUL BEITLER DEVELOPMENT COMPANY


                                  By:      [s] J. Paul Beitler
                                           J. Paul Beitler
                                           President


                                  BANKERS TRUST COMPANY, as agent


                                  By:      [s] Steven P. Lapham
                                           Steven P. Lapham
                                           Director

                                  BAYERISCHE HYPO-UND VERINSBANNK AG,
                                  NEW YORK BRANCH, as agent

                                  By:      [s] Helga Blum
                                           Helga Blum
                                           Director

                                  By:      [s] William J. Rogers
                                           William J. Rogers
                                           Managing Director